Exhibit 10.3

STAKTEK HOLDINGS, INC.

300 West Sixth Street, Suite 2300

Austin, Texas 78701

August 19, 2003

Austin Ventures VII, LP

300 West Sixth Street, Suite 2300

Austin, Texas 78701

Attn: Joseph C. Aragona

Austin Ventures VIII, LP

300 West Sixth Street, Suite 2300

Austin, Texas 78701

Attn: Joseph C. Aragona

Re: Management Rights

Gentlemen:

This letter will confirm our agreement that pursuant to and effective as of your purchase of Common Stock (the “Stock”) of Staktek Holdings, Inc., a Delaware corporation (the “Company”), you (together with your designees, the “Investor”), shall be entitled, so long as you hold (beneficially or otherwise) the Stock or any shares of capital stock of the Company to the following contractual management rights, in addition to any rights to non-public financial information, inspection rights, and other rights specifically provided to all investors in the current financing and as otherwise required by law:

1. Each Investor shall be entitled to consult with and advise management of the Company on significant business issues, including management’s proposed annual operating plans, and management will meet with you regularly during each year at the Company’s facilities at mutually agreeable times for such consultation and advice and to review progress in achieving said plans.

2. Each Investor may examine the books and records of the Company and inspect its facilities and may request information at reasonable times and intervals concerning the general status of the Company’s financial condition and operations, provided that access to highly confidential proprietary information and facilities need not be provided.

3. If an Investor is not represented on the Company’s Board of Directors, the Company shall give a representative of such Investor copies of all notices, minutes, consents and other material that the Company provides to its directors, except that the representative may be excluded from access to any material or meeting or portion thereof if the Company believes, upon advice of counsel, that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information, or for other similar reasons. Upon reasonable notice and at a scheduled meeting of the Board of Directors or such other time, if any, as the Board of Directors may determine in its sole discretion, such representative may address the Board of Directors with respect to Investor’s concerns regarding significant business issues facing the Company.

4. Each Investor agrees, and any representative of Investor will agree, to hold in confidence and trust and not use or disclose any confidential information provided to or learned by it in connection with its rights under this letter.

The rights described herein shall terminate and be of no further force or effect upon the consummation of the sale of the Company’s securities pursuant to a registration statement filed by the Company under the Securities Act of 1933 in connection with the firm commitment underwritten offering of its securities to the general public. The confidentiality provisions hereof will survive any such termination.

Very truly yours,

STAKTEK HOLDINGS, INC.

By:	/s/ Joseph C. Aragona
Joseph C. Aragona
President

AGREED TO AND ACCEPTED THIS 19th DAY OF AUGUST, 2003:

AUSTIN VENTURES VII, L.P.

By:	AV Partners VII, L.P.,
Its General Partner

By:	*

* By:	/s/ Joseph C. Aragona
Joseph C. Aragona.
General Partner

AUSTIN VENTURES VIII, L.P.

By:	AV Partners VIII, L.P.,
Its General Partner

By:	*

Signature Page to Staktek Holdings Management Rights Letter